CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Masterworks Gallery, LLC,
acting as duly authorized agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
New York
NY 10281-2699
U.S.A.

Dear Sirs,

Kazuo Shiraga, *[***]*. (the "Property")

This letter agreement (the "Agreement") confirms the terms under which the seller and [***] as the seller's agent, will sell the Property to you. References in this Agreement to "Masterworks", "you" and "your" mean Masterworks Gallery, LLC acting as duly authorized agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio (the "Principal"), jointly and severally.

1. You agree to pay to [***] a purchase price for the Property of US$2,100,000 (two million one hundred thousand US Dollars) (inclusive of [***] buyer's premium) plus (subject to Clause 2(b) below) any applicable VAT or amount in lieu of VAT (the "Purchase Price") plus applicable New York sales tax at a rate of 8.875% on Purchase Price, in US Dollars, by wire transfer to the following account: HSBC Bank plc, 8 Canada Square, London E14 5HQ, Sort Code [***], Account Number [***], Swift Code [***], IBAN [***], Account Name [***], within ninety (90) working days of signature of this Agreement by you.

2. (a) Title to the Property will pass and the Property will only be released to you upon the receipt by [***] of the Purchase Price in full as cleared funds. You hereby confirm to [***] that you will not market or otherwise offer for sale or sell the Property, whether partially or in its entirety until title to the Property has passed to you, except as required by law or regulation as part of the securitization process. You have instructed [***] to arrange on your behalf for the packing and shipment of the Property to an address in New York to be confirmed by you. [***] agrees to cover the cost of such shipment of the Property at no cost to you, including transit insurance on your behalf. [***] agrees to maintain full coverage for the Property against loss or damage at its cost, and ensure an appropriate storage environment consistent with professional fine art standards for the Property from the date of this Agreement until the Property is packed and released to the shippers at [***] premises following our receipt of payment from you.

(b) You acknowledge that subject to the below, VAT or amount in lieu of VAT (currently at a rate of 20%) is applicable on this transaction. [***] will zero-rate the VAT or amount in lieu of VAT due provided that the Property is shipped by [***] outside the United Kingdom within three (3) months of the date of sale and [***] is provided with the necessary exports documentation to enable the zero-rating (which is currently contemplated by the parties under this Agreement). In the event that the transaction may not be zero-rated by [***] under applicable law, the basis for such determination will be provided to you as soon as practicable in writing, at which point the Purchase Price shall be increased in the amount of such applicable VAT or amount in lieu of VAT and shall be payable by you to [***] upon receipt of an invoice in respect of the same.

3. (a) [***] guarantees to you for a period of five (5) years from the date of the final payment of the Purchase Price for the Property that the Property is solely by Kazuo Shiraga. This guarantee is not assignable, and is only applicable to you and not to any subsequent owner or owners who acquire an interest in the Property. In the event the Property is determined by [***] not to be by Kazuo Shiraga, then your sole remedy, to the exclusion of any

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other remedy available to you by law or otherwise, shall be the refund of the Purchase Price in exchange for the Property which must be returned to [***] in substantially the same condition as when sold to you.

(b) [***] has obtained the following warranties from the Seller for the benefit of [***] and the buyer of the Property:

(i) the Seller is able to and shall transfer possession and good and marketable title to the Property to you free from any third party rights or claims or potential claims including, without limitation, any claims which may be made by governments or governmental agencies;

(ii) the Seller has provided [***] with all information the Seller has concerning the provenance, condition and restoration of the Property and has notified [***] in writing of any concerns expressed by third parties in relation to the ownership, authenticity, attribution, or export or import of the Property;

(iii) where the Property has been moved to the United Kingdom from outside the United Kingdom, the Property has been lawfully imported into the United Kingdom; the Property has been lawfully and permanently exported as required by the laws of any country in which it was located; required declarations upon the export and import of the Property have been properly made and any duties and taxes on the export and import of the Property have been paid;

(iv) the Seller is not subject to trade sanctions, embargoes or any other restriction on trade (A) in the jurisdiction in which the Seller does business and (B) administered and enforced by the United States, European Union, United Kingdom, United Nations Security Council or other relevant sanctions authority, and is not owned (nor partly owned) or controlled by such sanctioned person(s) (collectively, "Sanctioned Person(s)");

(v) the Property consigned is not connected with, nor has any link to, nor is derived from any criminal activity, including without limitation tax evasion, money laundering, terrorist activities or other criminal activity, and the Seller is neither under investigation, nor has the Seller been charged with or convicted of without limitation, tax evasion, money laundering, terrorist activities or other criminal activity; and

(vi) the Seller undertakes that none of the net sale proceeds will be transferred to or used for the benefit of any Sanctioned Person(s), nor will any party involved in the transaction including financial institutions, freight forwarders or other forwarding agents or any other party be a Sanctioned Person nor owned (or partly owned) or controlled by a Sanctioned Person, unless such activity is authorized in writing by the government authority having jurisdiction over the transaction or in applicable law or regulation.

The Seller has agreed to indemnify [***] and the buyer against any loss or damage resulting from any breach or alleged breach of any of the above warranties of the Seller. The Seller's representations, warranties and indemnity will survive completion of the sale of the Property.

(c) Subject to the above guarantees and representations in Clauses 3(a) and (b), you agree that the Property is sold to you "**AS IS**" and [***] and the seller make no representations or warranties with respect to merchantability, fitness for a particular purpose, the physical condition, size, quality, rarity, importance, provenance, restoration, exportability, exhibitions, literature or historical relevance of the Property and no statement anywhere, whether oral or in writing, shall be deemed such a representation or warranty. The absolute limit of [***] liability and responsibility to you hereunder shall under no circumstances exceed the Purchase Price actually paid, and [***] shall not be responsible for any special, incidental or consequential damages.

(d) For the avoidance of doubt, the parties acknowledge that Masterworks' standard business practices in securitization of artworks through a segregated portfolio of Masterworks Cayman SPC, as a single artwork owned by an individual Delaware LLC shall not, in any way, invalidate or negate any of the representations, warranties, guarantees or obligations under this Agreement.

4. (a) You hereby warrant to [***] that:
(i) you are not subject to trade sanctions, embargoes or any other restriction on trade in the jurisdiction in which you do business and (B) that are administered and enforced by or the laws and regulations of the United States, European Union, United Kingdom, United Nations Security Council or other relevant sanctions authority, and are not owned (nor partly owned) or controlled by any Sanctioned Person(s);
(ii) you are not a Sanctioned Person(s) nor owned (or partly owned) or controlled by Sanctioned Person(s);
(iii) the funds used for purchase and settlement of the Property are not connected with, nor have any link to any

criminal activity, including without limitation tax evasion, money laundering, terrorist activities or other criminal activity and that the arrangements between Masterworks Gallery, LLC and the Principal or otherwise do not, in whole or in part facilitate tax crimes;
(iv) the Property purchased by Masterworks Gallery, LLC or the Principal is not being purchased for the purposes of, or being used in any way connected with, or to facilitate breaches of any applicable tax, anti-money laundering or anti-terrorism laws or regulations; and
(v) none of the funds used for purchase and settlement will be funded by any Sanctioned Person(s), nor will any party involved in the transaction including financial institutions, freight forwarders or other forwarding agents or any other party be a Sanctioned Person(s) nor owned (or partly owned) or controlled by a Sanctioned Person(s), unless such activity is authorized in writing by the government authority having jurisdiction over the transaction or in applicable law or regulation.

(b) Masterworks Gallery, LLC, acting in its own capacity, hereby warrants to [***] that:
(i) Masterworks Gallery, LLC is duly authorized to act as agent for the Principal, to execute this Agreement on the Principal's behalf and to take all necessary decisions and actions in order to the transactions contemplated by this Agreement and agree to assume all obligations and liabilities hereunder to the same extent as if Masterworks Gallery, LLC was acting as principal;
(ii)the Principal has expressly authorised any commissions payable to [***] and Masterworks Gallery, LLC, respectively, on the purchase of the Property; and
(iii) Masterworks Gallery, LLC has disclosed to [***] the identity of the Principal and will provide to [***], upon request, verification of identity and any additional information required to comply with [***] Know Your Client ("KYC") requirements and/or with the applicable law with respect to Masterworks Gallery, LLC and the Principal. If Masterworks Gallery, LLC fails to satisfy [***] KYC requirements, [***] shall be entitled either not to complete or to cancel the sale of Property, as appropriate.

5. [***] reserves the right to seek identification of the source of funds received, and to make enquiries about any person transacting with [***]. If [***] has not completed its enquiries in respect of anti-money laundering, anti-terrorist financing or other checks as it considers appropriate concerning you or the seller to [***] satisfaction at its discretion, [***] shall be entitled either not to complete or to cancel the sale of the Property, as appropriate, and to take any further action required or permitted under applicable law without any liability to you.

6. [***] shall not be liable for any delay in meeting nor failure to meet its obligations under this Agreement and may terminate its obligations under this Agreement to sell the Property to you as a result of circumstances beyond its reasonable control or which make such performance impracticable, including, but not limited to, due to any outbreak of disease, public health emergency, quarantine, epidemic, pandemic, or other condition that threatens the life, health, or safety of [***] personnel, vendors, or clients as determined by [***] in its reasonable discretion.

7. In the event that [***] is unable to complete or cancels the sale under the provisions of Clause 6 or 7 above, to the extent permissible under applicable law, [***] shall provide a written justification for such reason and shall return any amount of the Purchase Price previously paid.

8. This Agreement shall be governed by and construed and enforced in accordance with English law. In the event of a dispute arising out of or in connection with this Agreement (including any non-contractual dispute), the parties agree to submit to the exclusive jurisdiction of the Courts of England and Wales. You irrevocably consent to service of process or any other documents in connection with proceedings in the Courts of England and Wales by personal service, delivery by mail or delivery by email at your last address known to [***] or any other usual address, or in any other manner permitted by English law, or by the law of the place of service.

9. This Agreement shall be binding upon you and your heirs, executors, beneficiaries, successors and assigns. Neither you nor [***] may assign this Agreement without the prior written consent of the other party hereto, except that [***] may assign this Agreement to any of its related or affiliated entities without your prior consent. Neither you nor [***] may amend or supplement any provision of this Agreement other than in writing and signed by each of the parties hereto. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings, written or oral, with respect thereto.

10. [***] will hold and process your personal information and may share it with another [***] company for use

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as described in, and in line with, [***] Privacy Policy published on [***] website at [***] or available on request by email to [***].

Please would you sign both originals of this Agreement where marked below, to confirm your agreement with its terms and return one copy to [***].

Acknowledged and agreed:

____
[***], acting on its own behalf and in its capacity as duly authorized agent for and on behalf of the owner of the Property

Date: ________________________________

Signed: ______________________________

Name: ______________________________
Duly authorised for and on behalf of Masterworks Gallery, LLC, acting on its own behalf and as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio

Date: ________________________________

[***] [***]

Masterworks Gallery, LLC, acting as duly authorized agent for
Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio

Mr Scott Lynn
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number [***]
Date 27 May 2022

Your successful purchase

Private Sale

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalising your transaction.

- ## Invoice for $2,100,000.00

  Payment is due in accordance with the terms to which you have agreed. Your invoice gives instructions on how to pay.

  You may be eligible for a VAT refund if your property is being shipped outside of the UK. If [***] is arranging the shipping, we can remove any refundable VAT from your invoice upon receipt of your signed shipping quote. If you arrange your own exportation, we will process any eligible VAT refund when we receive proof of export.

- ## Shipping Quote

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.

- ## Export Licence Information

  If exported from the UK, property you have purchased requires a licence. [***] would be happy to process this on your behalf - our fee is £50.00 per licence and this is included in our shipping quote. Processing time is generally 7 to 10 days, but can be up to 6 weeks depending on the situation.

Register on [***] today

Activate your online account to view invoices, statements, manage bids, bid online and check payment statuses.

To activate your account, email [***].

For assistance, please contact
[***]

[***]

[***]

Masterworks Gallery, LLC, acting as duly authorized agent for
Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio

Mr Scott Lynn
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Invoice number	[***]
Date & tax point	27 May 2022
Sale currency	USD

Invoice for Private Sale

Kazuo Shiraga, Chitsuisei Tsuhien, oil on canvas 130 x 195 cm
Executed in 1961.

Lot location	New Bond Street
Purchase price	$2,100,000.00
Lot total	**$2,100,000.00**
Invoice total	**$2,100,000.00**

- **Payment of $2,100,000.00 is due according to the terms agreed**

This invoice replaces invoice number [***].

We can only accept payment from the buyer named on this invoice.

Bank transfers

- HSBC Bank plc
  8 Canada Square
  London UK

Account number	[***]
Sort code	[***]
SWIFT code	[***]
IBAN	[***]

Please include your name, your account number ([***]) and invoice number ([***])

Cheques

- Make payable to "[***]"
- Cheques take up to 6 business days to clear
- Send to Post Sale Services [***]

- Late payment liable to interest
- Storage charges may apply

The lot(s) listed on this invoice have been sold subject to the margin scheme for second hand goods. This sale has been zero rated of any applicable VAT, as an export from the UK. Please refer to the catalogue for information on VAT refunds. According to our Conditions of Business, late payment will be liable to interest charged at UK base rate plus 6.00% per annum and uncollected property will be subject to storage charges.

For assistance, please contact
[***]

[***]

[***]

Payment

Payment is due immediately. It is [***] policy to accept payment only from the buyer named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- Bank Transfer in GBP Sterling
- Visa, MasterCard & American Express. China Union Pay may be available for certain sales. Card payments may not exceed £30,000 per sale and can be made online at [***]. Should you have any queries please call Post Sale Services at [***].
- Via [***] mobile app noted above.
- Cheque drawn on a UK bank in GBP Sterling made payable to [***].
- GBP Sterling cash (subject to a maximum of the local currency equivalent of US$10,000)

Whilst cheques are accepted, property will only be released when the cheque has cleared unless you have a pre-arranged cheque acceptance agreement (please contact Post Sale Services).

Bank transfers should be sent to:

HSBC Bank plc, 8 Canada Square, London UK,

Account name	[***]
Account number	[***]
Sort code	[***]
SWIFT code	[***]
IBAN	[***]

Please instruct your bank to include your name, [***] account number and invoice number.

Liability for loss or damage

Buyers are reminded that [***] accepts liability for loss or damage to lots until the earlier of (i) collection or (ii) 30 calendar days from the date of the invoice.

Request for identification

[***] requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, driver's licence or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Shipping services

[***] offers a comprehensive shipping service. If you received a shipping quotation or have any questions about the services we offer, please contact Post Sale Services.

When [***] is responsible for shipping property outside the United Kingdom, an invoice may be reissued without VAT (as applicable) once Post Sale Services has received a shipping quotation signed by the buyer. If you make your own arrangements, the invoice must be paid in full, including VAT; VAT may be refundable under certain circumstances after the property has been exported.

Sales and use tax

Local sales/use taxes may become payable upon import of purchases into certain states in the US. Buyers should obtain their own advice in this regard. In the event that [***] ships purchased items into a US state in which [***] is registered to collect sales tax, [***] is obliged to collect and remit the respective state's sales/use tax in effect on the total purchase price (including hammer price, buyer's premium, shipping costs and insurance) of such items, regardless of the country in which the purchaser resides or is a citizen, unless a valid Resale Exemption Certificate has been provided to [***] Post Sale Services prior to the release of the property.

Local Tax Advisor

[***] recommends that clients with questions regarding U.S. sales or use taxes related to property purchased at auction should seek tax advice from their advisors.

Exporting property

The export of any lot from the UK or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licences. The denial of any licence or delay in obtaining such licence shall not justify cancellation or rescission of the sale or any delay in payment.

[***] upon request and for an administrative fee may apply for a licence to export your lot(s) outside the UK.

If you require any further information about the export of your property, please contact Post Sale Services.

Collection

Please contact Post Sale Services to arrange collection of your property. Smaller items can normally be collected from New Bond Street, however large items may be sent to [***].

In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for Identification".
- You must provide written authorisation for anyone collecting on your behalf. Please include the person's full name and the property to be collected.

[***]

Storage charges

Unless otherwise agreed in writing, any purchased lots that have not been collected within 30 days from the date of the invoice will be subject to handling and storage charges at the following rates:

Small items (such as jewellery, watches, books or ceramics): handling fee of £20 per lot plus storage charges of £2 per lot per day.

Medium items (such as most paintings or small items of furniture): handling fee of £30 per lot plus storage charges of £4 per lot per day.

Large items (items that cannot be lifted or moved by one person alone): handling fee of £40 per lot plus storage charges of £8 per lot per day.

Oversized items (such as monumental sculptures): handling fee of £80 per lot plus storage charges of £10 per lot per day.

A lot's size will be determined by [***] on a case by case basis (typical examples given above are for illustration purposes only).

All charges are subject to VAT, where applicable.

All charges are payable to [***] at our Post Sale Services Group in [***].

Storage charges will cease for purchased lots which are shipped through [***] from the date on which we have received a signed quote acceptance from you.

Artist's resale right

Following the UK's implementation of the EU Artist's Resale Right Directive, [***] is collecting the royalties due to artists from buyers of qualifying lots with a sale price in excess of 1,000 Euros at the following rates (subject to a maximum royalty payable of 12,500 Euros for any single work each time it is sold):

Portion of the sale price (in Euros)	Royalty Rate
From 0 to 50,000	4%
From 50,000.01 to 200,000	3%
From 200,000.01 to 350,000	1%
From 350,000.01 to 500,000	0.5%
Exceeding 500,000	0.25%

The artist's resale right payable is the aggregate of the amount payable under the above band rates. Calculation of the artist's resale right is based on the Pounds Sterling / Euro reference exchange rate quoted on the date of the sale by the European Central Bank.

Contact information

Post Sale Services

[***]